                           SCHEDULE 14A INFORMATION

         PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  Confidential, For Use Of The
     Commission Only (As Permitted By
     Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                      Gulf States Steel, Inc. of Alabama
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                      Gulf States Steel, Inc. of Alabama

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           To be Held March 8, 2000


To the Stockholders of Gulf States Steel, Inc. of Alabama

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Gulf States Steel, Inc. of Alabama, an Alabama corporation (the "Company"), will be held on Wednesday, March 8, 2000, at the offices of Watermill Ventures, Ltd., 800 South Street, Suite 355, Waltham, MA at 4:30 p.m. for the following purposes:

1. To elect seven (7) members to the Board of Directors to hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified.

2. To consider and act upon a proposal to ratify the appointment of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending October 31, 2000.

3. To transact such other business as may be properly brought before the Annual Meeting and any adjournments thereof.

     The Board of Directors has fixed the close of business on January 31, 2000, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof.

     All stockholders are cordially invited to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, you are requested to complete, sign, date and return the enclosed proxy card as soon as possible in accordance with the instructions on the proxy card. A pre-addressed, postage prepaid return envelope is enclosed for your convenience.


                              BY ORDER OF THE BOARD OF DIRECTORS

                              /s/ Dale S. Okonow
                              ---------------------------
                              Dale S. Okonow
                              Secretary
January 31, 2000

                      Gulf States Steel, Inc. of Alabama
                             174 South 26th Street
                            Gadsden, Alabama 35904
                                (256) 543-6100

                        _______________________________

                                PROXY STATEMENT
                        _______________________________

                              GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Gulf States Steel, Inc. of Alabama (the "Company"), an Alabama corporation, of proxies, in the accompanying form, to be used at the Annual Meeting of Stockholders to be held at the offices of Watermill Ventures, Ltd., 800 South Street, Suite 355, Waltham, MA on Wednesday, March 8, 2000, at 4:30 p.m., and any adjournments thereof (the "Meeting").

     Where the stockholder specifies a choice on the proxy as to how his or her shares are to be voted on a particular matter, the shares will be voted accordingly. If no choice is specified, the shares will be voted FOR the election of the seven (7) nominees for director named herein and FOR the ratification of the appointment of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending October 31, 2000. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date. Any stockholder who has executed a proxy but is present at the Meeting, and who wishes to vote in person, may do so by revoking his or her proxy as described in the preceding sentence. Shares represented by valid proxies in the form enclosed, received in time for use at the Meeting and not revoked at or prior to the Meeting, will be voted at the Meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the Company's Common Stock, par value $.01 per share ("Common Stock"), is necessary to constitute a quorum at the Meeting.

     A plurality of the votes cast by the shares entitled to vote at the Meeting at which a quorum is present when the vote is taken is required to elect each nominee as a director.

     The affirmative vote of a majority of the shares represented at the Meeting at which a quorum is present and entitled to vote is required to ratify the appointment of the independent public accountants.

     The close of business on January 31, 2000, has been fixed as the record date for determining the stockholders entitled to notice of and to vote at the Meeting. As of the close of business on January 31, 2000, the Company had 3,610,000 shares of Common Stock outstanding and entitled to vote. Holders of Common Stock are entitled to one vote per share on all matters to be voted on by stockholders.

     The cost of soliciting proxies, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by the Company. Solicitation of proxies by mail may be supplemented by telephone, telegram, telex and personal solicitation by the directors, officers or employees of the Company. No additional compensation will be paid for such solicitation.

     This Proxy Statement and the accompanying proxy are being mailed on or about February 7, 2000, to all stockholders entitled to notice of and to vote at the Meeting.

     The Company's Annual Report on Form 10-K for the fiscal year ended October 31, 1999, is being mailed to the stockholders with this Proxy Statement, but does not constitute a part hereof.

                                SHARE OWNERSHIP

     GSS Holding Corp. ("Holdings") owns 100% of the issued and outstanding shares of Common Stock of the Company. The following table sets forth certain information concerning the ownership of Holdings Common Stock as of January 31, 2000, by (i) each person who is known to the Company to own beneficially more than 5% of the outstanding shares of any class of Holdings Common Stock, (ii) each director and named executive officer of the Company and (iii) all executive officers and directors of the Company as a group. To the knowledge of the Company, each of such stockholder has sole voting and dispositive power as to the shares beneficially owned unless otherwise noted.

                                            Voting Common Stock                       Redeemable Preferred Stock
                                         -------------------------                    --------------------------
                                                                        Series A                    Series B
          Stockholders                   Number of Shares  Percent  Number of Shares  Percent   Number of Shares  Percent
          ------------                   ----------------  -------  ----------------  --------  ----------------  -------

Gulf States Enterprises, L.L.C.(1).....           552,843     57.2                 0         0         1,200,000    100.0
 c/o Watermill Ventures
 800 South Street
 Waltham, MA 02453
HMK Enterprises, Inc.(2)...............           552,843     57.2                 0         0         1,200,000    100.0
 c/o Watermill Ventures
 800 South Street
 Waltham, MA 02453
Steven E. Karol(3).....................           552,843     57.2                 0         0         1,200,000    100.0
 c/o Watermill Ventures
 800 South Street
 Waltham, MA 02453
William S. Karol(4)....................           552,843     57.2                 0         0         1,200,000    100.0
 c/o Watermill Ventures
 800 South Street
 Waltham, MA 02453
Dale S. Okonow(5)......................           513,000     53.1                 0         0         1,200,000    100.0
 c/o Watermill Ventures
 800 South Street
 Waltham, MA 02453
GSS Acquisition Limited Partnership....           513,000     53.1                 0         0         1,200,000    100.0
 c/o Watermill Ventures
 800 South Street
 Waltham, MA 02453
Entities managed by HarbourVest
 Partners, LLC (6).....................           302,157     31.3           800,000     100.0                 0        0
 One Financial Center, 44th Floor
 Boston, MA 02111
Robert M. Wadsworth(7).................           302,157     31.3           800,000     100.0                 0        0
 One Financial Center, 44th Floor
 Boston, MA 02111
Capital Resource Lenders II, L.P (8)...           110,847     11.5                 0         0                 0        0
 175 Portland Street, Suite 300
 Boston, MA 02114
Robert Schaal..........................                 0        0                 0         0                 0        0
Larry W. Singleton.....................                 0        0                 0         0                 0        0
James R. Grimm.........................                 0        0                 0         0                 0        0
James S. Henderson, Jr.(9).............                 0        0                 0         0                 0        0
Peter P. Pincura(10)...................                 0        0                 0         0                 0        0
John W. Duncan(11).....................                 0        0                 0         0                 0        0
Robert W. Ackerman(12).................                 0        0                 0         0                 0        0
Howard H. Stevenson(13)................                 0        0                 0         0                 0        0
All officers and directors as a group
 [12 people](14).......................           855,000    100.0           800,000     100.0         1,200,000   100.00

----------------------------
(1) Includes 513,000 shares of Holdings Common Stock and 1,200,000 shares of Holdings Series B Redeemable Preferred Stock beneficially owned by GSS Acquisition Limited Partnership ("GSSALP"), a Delaware limited partnership formed by Watermill in connection with the Acquisition and 39,843 shares of Holdings Common Stock owned by Gulf States Enterprises, L.L.C., a Delaware limited liability company ("Enterprises"). Enterprises is the general partner of GSSALP.
(2) Includes 513,000 shares of Holdings Common Stock and 1,200,000 shares of Holdings Series B, which is Redeemable Preferred Stock beneficially owned by GSSALP and 39,843 shares of Holdings Common Stock owned by Enterprises. HMK Enterprises, Inc. ("HMK")
     is a managing member of Enterprises.
(3) Includes 513,000 shares of Holdings Common Stock and 1,200,000 shares of Holdings Series B, which is Redeemable Preferred Stock beneficially owned by GSSALP and 39,843 shares of Holdings Common Stock owned by Enterprises. Steven E. Karol is the owner of 49.75% of the voting capital stock of HMK, which is a managing member of Enterprises. Steven E. Karol and his wife are the trustees of the Steven E. Karol Revocable Trust, which entity is the 10% general partner of the SEK Limited Partnership ("SEKLP"). The Steven E. Karol 1995 Family Trust is the 90% limited partner of SEKLP. SEKLP is a managing member of GSS Investors, L.L.C., which is a 45.6% limited partner of GSSALP. As a limited partner of GSSALP, GSS Investors, L.L.C. has no voting or investment power over the shares of Holdings' capital stock owned by GSSALP. Mr. Karol disclaims beneficial ownership of the shares owned by GSSALP and Enterprises except to the extent of his membership interests in GSS Investors, L.L.C. and his ownership of capital stock of HMK.
(4) Includes 513,000 shares of Holdings Common Stock and 1,200,000 shares of Holdings Series B Redeemable Preferred Stock owned by GSSALP and 39,843 shares of Holdings Common Stock owned by Enterprises. WK/KODA Limited Partnership ("WK/KODA"), of which the William S Karol Family Trust is the general partner and has a 47.5% ownership interest in WK/KODA, is a managing member of Enterprises. William S. Karol is a 47.5% limited partner of WK/KODA. KODA Enterprises Group, LLC ("KODA") is a managing member of GSS Investors, L.L.C. Mr. Karol is a managing member of KODA. Mr. Karol disclaims beneficial ownership of the shares owned by GSSALP and Enterprises except to the extent of his membership interests in Enterprises and GSS Investors, L.L.C. See footnotes (2) and (3) above.
(5) Includes 513,000 shares of Holdings Common Stock and 1,200,000 shares of Holdings Series B Redeemable Preferred Stock owned by GSSALP. Dale S. Okonow, together with his wife, is a managing member of GSS Investors, L.L.C. Mr. Okonow disclaims beneficial ownership of the shares owned by GSSALP except to the extent of his membership interests in GSS Investors, L.L.C. See footnotes (2) and (3) above.
(6) Includes 287,049 shares of Holdings Common Stock and 760,000 shares of Holdings Series A Redeemable Preferred Stock owned by Hancock Venture Partners IV - Direct Fund L.P. ("HVP IV") and 15,108 shares of Holdings Common Stock and 40,000 shares of Holdings Series A Redeemable Preferred Stock owned by Falcon Ventures II L.P. ("Falcon"). The general partner of HVP IV is Back Bay Partners XII L.P. ("Back Bay XII"), the general partner of which is HarbourVest Partners, LLC. ("HVP"). The general partner of Falcon is Back Bay Partners XIII, L.P. ("Back Bay XIII"), the general partner of which is also HVP.
(7) Includes 287,049 shares of Holdings Common Stock and 760,000 shares of Holdings Series A Redeemable Preferred Stock owned by HVP IV and 15,108 shares of Holdings Common Stock and 40,000 shares of Holdings Series A Redeemable Preferred Stock owned by Falcon. Robert M. Wadsworth is a general partner of Back Bay XII and Back Bay XIII and an officer of HVP. Mr. Wadsworth disclaims beneficial ownership of the shares of capital stock of Holdings owned by each of HVP IV and Falcon, except to the extent of his interest as a general partner of Back Bay XII and Back Bay XIII, the general partners of the foregoing, respectively. See footnote (6).
(8) Includes 110,847 shares of Holdings Common Stock owned by Capital Resource Lenders II, L.P. ("CRL").
(9) James S. Henderson, Jr. is a managing member of GSS Management, L.L.C., which is an 8.3% limited partner of GSSALP. As a limited partner of GSSALP, GSS Management, L.L.C. has no voting or investment power over the shares of Holdings' capital stock owned by GSSALP.
(10) Peter P. Pincura is a managing member of GSS Management, L.L.C. See footnote (9).
(11) John W. Duncan is a managing member of GSS Management, L.L.C.  See footnote
     (9).
(12) Robert W. Ackerman is a managing member of GSS Investors, L.L.C. See footnote (3 and 4).
(13) The Stevenson Family Investment Limited Partnership is a managing member of GSS Investors, L.L.C. See footnote (3 and 4).
(14) Includes 513,000 shares of Holdings Common Stock owned by GSSALP, 39,843 shares owned by Enterprises, 287,049 owned by HVP IV, and 15,108 owned by Falcon. Also includes 760,000 shares of Series A Redeemable Preferred Stock owned by HVP IV, 40,000 shares of Series A Redeemable Preferred Stock owned by Falcon and 1,200,000 shares of Series B Redeemable Preferred Stock owned by GSSALP. See footnotes (1), (2), (3), (4), (5), (6) and (7).

                                  MANAGEMENT


Directors

     The Company's By-Laws provides for the Company's business to be managed by or under the direction of the Board of Directors. Under the Company's By-Laws, the number of directors is fixed from time to time by the stockholders at their annual meetings or at any special meeting called for that purpose, and directors serve in office until the next annual meeting of stockholders and until their successors have been duly elected and qualified.

     The number of Directors of the Company is currently fixed at ten members. There are three vacancies on the Board of Directors. Mr. Alexander McGrath resigned from the Board of Directors on March 29, 1999. There are fewer nominees for election of directors than positions. Proxies cannot be voted for a greater number of persons than the number of nominees. Messrs. Robert Schaal, Robert W. Ackerman, Dale S. Okonow, Steven E. Karol, William S. Karol, Howard H. Stevenson, and Robert M. Wadsworth, are nominated for election at the Meeting to serve until the next annual meeting of stockholders and until their respective successors have been duly elected and qualified.

     The names of the Company's current directors and certain information about them are set forth below:


Name                       Age                 Position
----                       ---                 --------
Robert Schaal............  57   Chairman, President and Chief Executive
                                Officer, Director
Robert W. Ackerman.......  61   Director
Dale S. Okonow...........  43   Vice President, Secretary and Director
Steven E. Karol..........  45   Chairman of the Board, Director
William S. Karol.........  43   Vice President and Director
Howard H. Stevenson......  58   Director
Robert M. Wadsworth......  39   Director

     Robert Schaal. From 1996 until joining Gulf States, Mr. Schaal was a consultant with Advent Management International. From 1994 until 1996, he was President and Partner with Universal Envirogenics, Inc. Mr. Schaal was President of RSC Consulting for the years of 1993 and 1994. From 1967 until 1993, he held a variety of positions with Lukens Steel and was the company's President from 1991 until 1993.

     Robert W. Ackerman. Mr. Ackerman has been the President and Chief Executive Officer and a Director of Sheffield Steel Corporation since 1992.
From 1988 to 1992, Mr. Ackerman was the President and Chief Executive Officer of Lincoln Pulp & Paper Co., Inc. From 1986 to 1988 Mr. Ackerman taught in the Advanced Management Program at the Harvard University Graduate School of Business Administration. Previously, Mr. Ackerman was President and Chief Operating Officer of Premoid Corporation (a specialty paper manufacturer later sold to James River Corporation) from 1978 to 1986, and Vice President-Finance of Lincoln Pulp & Paper Co., Inc. from 1974 to 1978. Mr. Ackerman serves as a Director of The Baupost Fund and Atlantic Investment Advisors, Inc. (a subsidiary of Hambrecht & Quist).

     Dale S. Okonow. Mr. Okonow has been a managing director of Watermill Ventures, Ltd. since its inception. Mr. Okonow served as Vice President and General Counsel of HMK, the parent company of Sheffield, from 1988 to 1990, has been a Senior Vice President and Chief Financial Officer of HMK since 1990, and became President and Chief Operating Officer of HMK on December 31, 1998. He has served as Vice President-Finance and Secretary of Sheffield since 1988 and as a Director of Sheffield since 1990. Mr. Okonow has served as Executive Vice President, Secretary and Director of Spectrum Enterprises Partners, L.L.C. and Spectrum Management Company, Inc. since 1994, and as Vice President and Secretary of Risk Management Solutions, Inc. since 1993. Prior to 1988, Mr. Okonow was an associate with the law firm of Proskauer Rose Goetz & Mendelsohn in New York City.

     Steven E. Karol. Mr. Karol has been a managing director of Watermill Ventures, Ltd. since its inception. He has served as a Director of Sheffield since 1981 and Chairman of its Board of Directors since 1983. Mr. Karol is also President and Chief Executive Officer and Chairman of the Board of HMK. Mr. Karol is the brother of William S. Karol.

     William S. Karol. Mr. Karol has been a managing director of Watermill Ventures, Ltd. since its inception. Mr. Karol has also served as the President and Chief Executive Officer of KODA Enterprises Group, Inc. since 1989. Mr. Karol is the brother of Steven E. Karol.

     Howard H. Stevenson. Dr. Stevenson has been a director of Sheffield since 1993. Since 1982, Dr. Stevenson has been Sarofim-Rock Professor of Business Administration at the Harvard University Graduate School of Business Administration. He was also a Senior Associate Dean and Director of Financial and Information Systems for Harvard Business School from 1991 to 1994. Dr. Stevenson has served as Treasurer and Vice Chairman of The Baupost Group since 1982 and as Chairman of The Baupost Fund since 1993. Dr. Stevenson also sits on the boards of Camp Dresser & McKee, Landmark Communications, Terry Hinge and Hardware, African Communications Group, and is a General Partner of Claflin Capital VII.

     Robert M. Wadsworth. Mr. Wadsworth is a General Partner of several funds managed by HarbourVest Partners, LLC, a position he has held since December 1988. He joined Hancock Venture Partners, the predecessor of HarbourVest Partners, LLC, in July 1986. From September 1982 to September 1984, Mr. Wadsworth was an associate at Booz, Allen and Hamilton, Inc. He is currently a Director of several private companies as well as Concord Communications, Inc.

Committees of the Board of Directors

     The Company has an Audit Committee comprised of Dale S. Okonow, Chairman, Robert W. Ackerman and James R. Grimm (Senior Vice President and Chief Financial Officer of the Company). The Committee was formed in November 1995 and during fiscal 1999 held one meeting (January 1999) with Ernst & Young LLP, the Company's independent auditors, in attendance.

     The Board established the Audit Committee to review, in consultation with the Company's independent auditors, the Company's financial statements, public filings with the Securities and Exchange Commission, accounting systems, policies and procedures, and system of internal controls. The Audit Committee also will recommend to the Board the engagement of the Company's independent auditors and review other matters relating to the relationship of the Company with its auditors.

Compensation of Directors

     Dr. Stevenson and Mr. Ackerman are entitled to receive an annual retainer of $8,000, payable quarterly, and a meeting fee of $3,000 for each meeting of the Board of Directors attended. The Company reimburses ordinary and necessary out-of-pocket expenses incurred by any Director in connection with his or her services. In addition, Directors of the Company are eligible to receive non-qualified stock options under the Holdings' 1995 Employee, Director and Consultant Stock Option Plan. Pursuant to his letter agreement, Mr. Schaal has been granted an option to purchase 26,000 shares of non-voting Common Stock of Holdings at an exercise price of $.01 per share, which option expires in 2008. No other Director has been granted any stock options for services as a Director of the Company.

Meetings of the Board

     During the 1999 fiscal year, the Board met twelve times.

Executive Officers

     The names of, and certain information regarding, executive officers of the Company as of January 31, 2000, who are not also directors, are set forth below. The executive officers serve at the pleasure of the Board of Directors.

Name                                     Age                                      Position
----                                     ---                                      --------

Larry W. Singleton.....................  49      Executive Vice President
James R. Grimm.........................  64      Senior Vice President & Chief Financial Officer
John W. Duncan.........................  53      Vice President - Administration
James S. Henderson, Jr.................  57      Vice President - Sales
Joe P. Magee...........................  57      Vice President - Operations
Peter P. Pincura, Jr...................  63      Vice President - Technology and Services

     Larry W. Singleton. Mr. Singleton joined Gulf States Steel in February 1999 as Executive Vice President and is responsible for the Company's restructuring program. Mr. Singleton is a Certified Public Accountant and a business restructuring advisor with 15 years of experience in management and consulting roles with troubled companies. From 1998 to the present, Mr. Singleton has been working as a consultant to minority shareholders of a $260 million diversified agribusiness and real estate company. During 1998, Mr. Singleton was a Director of Alliance Entertainment Corp. From 1996 until 1998, Mr. Singleton served as President of New Energy Corporation of Indiana. From 1995 until 1996, Mr. Singleton served as a consultant to Apollo Management, L.P. During 1995, Mr. Singleton served as a consultant and acting CFO for Wellstream Company L.P. From 1992 until 1995, Mr. Singleton served as a Director and CFO of Alert Centre, Inc.

     James R. Grimm. Mr. Grimm has over 40 years of business experience and has held various managerial positions in several different industries. From 1988 until joining Gulf States in 1998, he was President of Business Consultants International. From 1985 until 1988, Mr. Grimm was Vice President and Chief Financial Officer of The Greyhound Corporation (now the Viad Corporation). Mr. Grimm was Senior Vice President, Chief Administrative and Chief Financial Officer of Mapco, Inc., from 1980 until 1985 and held a similar position with Pertec Computer Corporation from 1978 until 1985. Prior to 1985, Mr. Grimm was Vice President-International Finance, Computer Sciences Corporation.

     John W. Duncan. Mr. Duncan has over 27 years of experience in the steel industry, all of which has been with the Company or the mill's previous owners. Mr. Duncan was appointed Vice President - Administration in January 2000. He served as Vice President and General Manager - Flat Rolled Products from November 1996 until December 1999. He served as Vice President and General Manager - Plate Products from November 1992 to November 1996. From November 1991 to November 1992, he was Director of Personnel of the Company. From April 1986 to November 1991, Mr. Duncan served as Superintendent of the Company's cold strip mill.

     James S. Henderson, Jr. Mr. Henderson has over 33 years of experience in sales, marketing and operational management for steel-making and steel processing companies. He has served as Vice President - Sales of the Company since October 1992. From June 1984 through July 1992, he was Executive Vice President of Consolidated Systems, Inc., a steel producer in Columbia, South Carolina. Prior to that time, he worked for approximately 20 years at USX in various sales and marketing capacities.

     Joe P. Magee. Mr. Magee has over 33 years of experience at the mill. Mr. Magee was appointed Vice President - Operations in January 2000. He served as Vice President and General Manager - Steelmaking of the Company from October 1992 until December 1999. From January 1986 to October 1992, he was the plant's Melt Shop Superintendent. Prior to that time, he held various operating and management positions at the plant during its ownership by LTV and Republic.

     Peter P. Pincura. Mr. Pincura has over 33 years of experience in steel-making operations. He has served as Vice President - Technology and Services of the Company since May 1993. From November 1992 through April 1993, he was Manager - Engineering of the Company. From April 1989 to November 1992, Mr. Pincura served as Vice President - Technical Services of the Company. He served as the Company's Director of Technology from October 1987 through March 1989. From 1986 to 1987, Mr. Pincura served as Chief Engineer at North Star Steel in Monroe, Michigan, and held various management positions at USX from 1958 to 1980.

                            EXECUTIVE COMPENSATION

Executive Compensation

    The following table sets forth, for the fiscal year ended October 31, 1999, individual compensation information for the Chief Executive Officer of the Company, and each of the four other most highly compensated executive officers of the Company who were serving as executive officers at the end of fiscal year 1999 (the "named executive officers").

                                                                        Annual Compensation
                                                     --------------------------------------------------------
                                             Fiscal                                           Other Annual         All Other
Name and Principal Position                   Year         Salary             Bonus           Compensation       Compensation
---------------------------                   ----         ------             -----           ------------       -------------
Robert Schaal                                  1999         $ 374.997          $115,925       $         --        $   20,598/(a)/
     Chairman, President & CEO                 1998           222,692                --                 --           107,201/(a)/

John D. Lefler                                 1999         $  39,916          $  4,236       $         --        $    7,136/(b)/
    President and Chief Executive              1998           277,917            49,655                 --            14,904/(b)/
     Officer/(h)/                              1997           290,000            25,828                 --            15,347/(b)/

Larry W. Singleton                             1999         $ 384,223          $     --       $         --        $   18,072/(c)/
    Executive Vice President/(i)/

James R. Grimm                                 1999         $ 218,752          $ 35,269       $         --        $  183,695/(d)/
    Senior Vice President and                  1998         $  26,669            25,000                 --                --
     Chief Financial Officer/(j)/

James S. Henderson, Jr.                        1999         $ 164,367          $ 25,428       $         --        $    8,940/(e)/
    Vice President--Sales                      1998           149,303            21,564                 --            11,767/(e)/
                                               1997           145,224            13,624        10,024/(g)/            11,107/(e)/

John W. Duncan                                 1999         $ 156,698          $ 24,327       $         --        $    7,618/(f)/
    Vice President--Flat Rolled                1998           144,900            21,457                 --            13,159/(f)/
     Products                                  1997           150,058            13,928         8,886/(g)/            10,457/(f)/

(a) Consists of the Company's matching contribution to its 401(k) program in the amount of $15,000 and $8,908 and insurance premiums paid by the Company with respect to term life insurance for the benefit of the named executive in the amount of $5,598 and $5,775 for 1999 and 1998, respectively. The 1998 amount also represents $92,518 paid for relocation expenses.
(b) Consists of the Company's matching contribution to its 401(k) program in the amounts of $1,837; $11,117; and $11,600 plus term life insurance premiums paid by the Company for the benefit of the insured executive in the amounts of $0; $3,787; and $3,747 for the years of 1999, 1998, and 1997, respectively.  1999 also includes $5,299 paid for unused vacation.
(c) Consists of the Company's matching contribution to its 401(k) plan in the amount of $15,369 plus term life insurance premiums paid by the Company for the benefit of the insured executive in the amount of $2,703 for 1999.
(d) Consists of the Company's matching contribution to the 401(k) program in the amount of $8,750, term life insurance payments paid by the Company for the benefit of the insured executive in the amount of $5,388 and $169,557 paid for relocation expenses in 1999.
(e) Consists of the Company's matching contribution to its 401(k) program in the amounts of $6,575; $5,972; and $5,809 and term life insurance premiums paid by the company for the benefit of the insured executive of $2,365; $2,925; and $2,736 for the years of 1999, 1998, and 1997, respectively. The Company paid $0, $2,870 and $2,562 for unused vacation in 1999, 1998 and 1997, respectively.

(f) Consists of the Company's matching contribution to its 401(k) program in the amounts of $6,268; $5,796; and $6,002 and term life insurance premiums paid by the Company for the benefit of the insured executive of $1,350; $1,837; and $1,547 for the years of 1999, 1998, and 1997 respectively. The Company paid $0, $5,526 and $2,908 for unused vacation in 1999, 1998 and 1997, respectively.
(g) Amounts Paid to these executive officers under the provisions of the Company's profit sharing and gain sharing plans.
(h) Mr. Lefler resigned as President and Chief Executive Officer effective December 31, 1998.
(i) Mr. Singleton began employment with the Company February 15, 1999.
(j) Mr. Grimm began employment with the Company September 14, 1998.

Option Exercises in Last Fiscal Year and Fiscal Year-Ending Values

    During the fiscal year ended October 31, 1999 none of the named executive officers exercised stock options. The following table provides information regarding the number of exercisable stock options as of October 31, 1999 and the values of "in-the-money" options, which values represent the positive spread between the exercise price of any such option and the fiscal year-end value of the Holdings' Common Stock.

                                 Number of Securities Underlying             Value of the Unexercised in-the-Money
                              Unexercised Options at Fiscal Year End              Options at Fiscal Year End
                              --------------------------------------      -------------------------------------------
Name                            Exercisable      Unexercisable            Exercisable (1) (2)   Unexercisable (1) (2)
------------------------        -----------      -------------            --------------------  ---------------------
Robert Schaal                      10,400          15,600
John D. Lefler                          -               -                      -                       -
James R. Grimm                      2,080           3,120                      -                       -
James S. Henderson                  3,200             800                      -                       -
John W. Duncan                      3,200             800                      -                       -
Peter P. Pincura                    3,200             800                      -                       -
Joe P. Magee                        3,200             800                      -                       -

(1) The value of unexercised in-the-money options at fiscal year end assumes a fair market value for the Holdings' Common Stock of $0.00 as determined by the performance-based pricing formula prescribed in the stock option agreements entered into pursuant to the Holdings Stock Option Plan (as defined below).
(2) The exercise price of exercisable and unexercisable options was higher than the fair market value and thus none of such options were "in-the-money" as of such date.

Profit-Sharing Plan

     The Company had a profit-sharing plan for its salaried employees whereby the Company contributed 9.75% of income before taxes, extraordinary items and certain other defined adjustments. Profit sharing payments were not made in fiscal 1991, 1992, 1993, 1997, 1998, or 1999 which were loss years, and were not required in fiscal 1994 under the collective bargaining agreement. Profit sharing obligations resumed on November 1, 1994 and, for the fiscal years ended October 31, 1995 and 1996 aggregated $4,836,000 and $76,012, respectively for salaried employees. The salaried profit sharing plan was terminated in fiscal year 1999.

1995 Holdings Stock Option Plan

     Holdings' Board of Directors adopted the Holdings' 1995 Employee, Director and Consultant Stock Option Plan (the "Holdings Stock Option Plan"). The Holdings Stock Option Plan provides for the grant of incentive stock options to key employees of Holdings and its subsidiaries (including the Company) and non-qualified stock options to key employees, directors and consultants of Holdings and its subsidiaries (including the Company). All of Holdings' Non-Voting Common Stock, par value $.01 per share, representing 5% of the Common Stock of Holdings on a fully diluted basis, has been reserved for issuance under the Holdings Stock Option Plan upon the exercise of options. As of October 31, 1999, options to purchase an aggregate of 47,200 shares were outstanding to senior management of the Company. The Holdings Stock Option Plan is administered by the Board of Directors of Holdings. The Board of Directors of Holdings has increased the number of authorized shares under the Holdings Stock Option Plan from 50,000 to 65,000 shares.

     Options granted pursuant to the Holdings Stock Option Plan become immediately exercisable upon the occurrence of a Change in Control. The purchase price for shares as to which an option is exercised may be payable, among other things, by delivery of a personal, interest bearing recourse note. At the election of an employee, the Company is required to repurchase, in any fiscal year, up to 20% of the options granted to such employee (or 20% of the shares acquired pursuant to the exercise of options), up to an aggregate of 60% of the options and or the shares.

Employment Contracts

     In connection with the Acquisition (as defined in "Certain Relationships and Related Transactions"), the Company assumed the employment obligations of Jack R. Collins, then Senior Vice President and Chief Financial Officer. This Agreement was amended on September 24, 1997. Mr. Collins served as Senior Vice President and Chief Operating Officer until his retirement on July 31, 1998.
The contract with Mr. Collins provides for, among other things, base compensation of $186,000 per year, bonus, profit sharing, gain sharing payments and contract work upon Mr. Collins' retirement until October 31, 1999. This agreement was amended on June 25, 1999, reducing Mr. Collins salary to $13,000 per month for the last four months of the contract. This amendment also removed any right to receive bonuses after the amendment date. The contract also provides for, among other things, the forgiveness of indebtedness owed to the Company by Mr. Collins in the amount of approximately $75,000, provided Mr. Collins does not compete with the Company and preserves the confidential and proprietary information of the Company, provides legal testimony on behalf of the Company and relinquishes all claims of equity ownership in the Company. The contract expires October 31, 2000.

     In connection with his resignation as President and Chief Executive Officer of the Company, John D. Lefler entered into a Non-Competition Agreement dated January 1, 1999. The contract provides for, among other things, forgiveness of indebtedness owed to the Company by Mr. Lefler in the amount of approximately $300,000, provided that Mr. Lefler does not compete with the Company, protects and preserves the confidential and proprietary information of the Company, provides legal testimony on behalf of the Company and relinquishes all claims of equity ownership in the Company. The contract expires on December 31, 2000.

     In connection with his employment as Chairman and Chief Executive Officer of the Company, Robert Schaal signed a letter of employment dated February 2, 1998. This letter agreement provides for, among other things, a base salary of $25,000 per month, a performance-based bonus and other employee benefits generally made available to senior executives of the Company from time to time. As of February 1, 1999 Mr. Schaal's base compensation was raised to $33,333 per month.

     In connection with his employment as Chairman and Chief Executive Officer of the Company, Mr. Schaal entered into a Severance and Non-Competition Agreement dated September 3, 1998. This contract provides for, among other things, base compensation for the period of one year and medical insurance benefits if Mr. Schaal's employment with the Company is terminated without cause. Mr. Schaal's base compensation is $25,000 per month per the agreement which was raised to $33,333 per month on February 1, 1999. The severance payments are contingent upon Mr. Schaal's compliance with certain non-competition and confidentiality provisions set forth in the contract.

     In connection with the filing by the Company of the petition with the United States Bankruptcy Court under Chapter 11 of Title 11 of the United States Bankruptcy Code, the Company offered Mr. Schaal an executive retention agreement. This agreement provides for Mr. Schaal to receive 24 months of his base salary, continued group health and group life coverage for 18 months after termination if his employment is terminated without cause during the period beginning on the date of the filing and ending on March 31, 2001. This agreement also provides for Mr. Schaal to receive 24 months of his base salary upon the bankruptcy court entering a final order confirming a plan of reorganization, of which half would be paid on the date of the final order and half on the first anniversary of that date. In accordance with the contract, if Mr. Schaal is terminated, he agrees to keep all knowledge relating to the Company confidential.

     In connection with the filing by the Company of the petition with the United States Bankruptcy Court under Chapter 11 of Title 11 of the United States Bankruptcy Code, the Company offered Larry W. Singleton an executive retention agreement. This agreement provides for Mr. Singleton to receive 2 3/4 months of his base salary, continued group health and group life coverage for 18 months after termination if his employment is terminated without cause during the period beginning on the date of the filing and ending on March 31, 2001. This agreement also provides for Mr. Singleton to receive 2 3/4 months of his base salary upon the bankruptcy court entering a final order confirming a plan of reorganization, of which half would be paid on the date of the final order and half on the first anniversary of that date. In accordance with the contract, if Mr. Singleton is terminated, he agrees to keep all knowledge relating to the Company confidential.

     In connection with his employment as Senior Vice President and Chief Financial Officer of the Company, James R. Grimm signed a letter of employment dated July 28, 1998. This letter agreement provides for, among other things, a base compensation of $200,000 per year, participation in the Company's bonus plans and other employee benefits. The base compensation was increased to $245,000 per year on June 1, 1999. The Company has agreed to pay Mr. Grimm twelve months severance and medical insurance benefits if his employment is terminated without cause within three years of this date of employment.

     In connection with the filing by the Company of the petition with the United States Bankruptcy Court under Chapter 11 of Title 11 of the United States Bankruptcy Code, the Company offered several of its executives retention agreements. The Company entered into executive retention agreements in April 1999 with James R. Grimm, John W. Duncan, James S. Henderson, Joe P. Magee and Peter P. Pincura. These agreements provide for the executive to receive 12 months of the executives base salary, continued group health and group life coverage for 18 months after termination, and forgiveness of debt owed to the Company for purchase of limited partnership interest in GSS Management LLC provided the executive relinquishes all claims and ownership interest if their employment is terminated without cause during the period beginning on the date of the filing and ending on March 31, 2001. These agreements also provide for the executives to receive 12 months of the executives base salary upon the bankruptcy court entering a final order confirming a plan of reorganization, of which half would be paid on the date of the final order and half on the first anniversary of that date. In accordance with the contracts, the executives agree to keep all knowledge relating to the Company confidential after termination.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Management Agreements

     Spectrum Management Agreement. In connection with the acquisition by the Company of substantially all of the assets of the predecessor Gulf States Steel, Inc. of Alabama (the "Acquisition"), the Company entered into a Management Consulting Services Agreement (the "Spectrum Management Agreement") with Spectrum Management Company, Inc. ("Spectrum"), an affiliate of Watermill and the Company. Pursuant to the Spectrum Management Agreement, Spectrum provides management and business consulting services to the Company and its subsidiaries including, without limitation, establishment and supervision of relationships with principal financial institutions; coordination of the audit and outside financial reporting process; development and coordination of a strategic planning process; oversight of the annual business planning cycle including review and approval; federal and state tax planning and compliance; corporate development services and limited legal services including contract administration. The Company expects that Spectrum will have direct involvement and responsibility for such matters on a daily basis.

     As compensation for the management and business consulting services provided to it by Spectrum, the Company is obligated to pay to Spectrum an annual fee of $1 million, payable monthly. In addition to the foregoing compensation, the Company is obligated to reimburse Spectrum for the cost of all travel and related expenses incurred by Spectrum in performing its services under the Spectrum Management Agreement. In the event that Holdings has insufficient funds to pay any accrued and unpaid interest on the Holdings Notes when such payment becomes due, Spectrum will pay such amount from moneys received as management fee payments under the Spectrum Management Agreement, pro rata with HarbourVest Partners, LLC from moneys received as management fee payments under the HarbourVest Management Agreement (as defined). Although the Company believes the terms of the Spectrum Management Agreement are favorable, there can be no assurance that they are as favorable as the Company might have obtained from unaffiliated parties.

     HarbourVest Management Agreement. In connection with the Acquisition, the Company entered into a Management Consulting Services Agreement (the "HarbourVest Management Agreement") with HarbourVest Partners, LLC an affiliate of the Company. Pursuant to the HarbourVest Management Agreement, HarbourVest Partners, LLC provides certain management and business consulting services to the Company and its subsidiaries in the areas of finance, marketing and corporate development. The Company expects to utilize HarbourVest's services with respect to specific issues on a case by case basis and not on a daily basis.

     As compensation for the management and business consulting services provided to it by HarbourVest Partners LLC, the Company is obligated to pay HarbourVest Partners, LLC an annual fee of $250,000, payable monthly. In addition to the foregoing compensation, the Company is obligated to reimburse HarbourVest Partners for the cost of all travel and related expenses incurred by HarbourVest Partners, LLC in performing its services under the HarbourVest Management Agreement. In the event that Holdings has insufficient funds to pay any accrued and unpaid interest on the Holdings Notes when such payment becomes due, HarbourVest Partners, LLC will pay such amount from moneys received as management fee payments under the HarbourVest Management Agreement, pro rata with Spectrum. Although the Company believes the terms of the HarbourVest Management Agreement are favorable, there can be no assurance that they are as favorable as the Company might have obtained from unaffiliated parties.

     During fiscal year 1999, the Company paid Spectrum and Harbourvest Partners LLC a total of $451,000 under these management agreements. Due to the Chapter 11 filing, on July 1, 1999, no payments are currently being made to Spectrum Management Company Inc. or to HarbourVest Partners LLC.

Risk Management Solutions, Inc. Insurance Services Agreement

     In connection with the Acquisition, the Company entered into an Insurance Services Agreement (the "Insurance Agreement") with Risk Management Solutions, Inc. ("Risk Management"), an affiliate of Watermill and the Company, setting forth the insurance services that Risk Management will provide to the Company and each of its subsidiaries. The Insurance Agreement is terminable by either party thereto upon 180 days' prior written notice to the other party. Pursuant to the Insurance Agreement, Risk Management provides insurance services to the Company and its subsidiaries, including, without limitation: procuring and maintaining property and casualty insurance coverage;

maintaining accounting records for all administered insurance programs; reviewing and recommending alternative financing methods for insurance coverages; identifying and evaluating risk exposures; reviewing claims and expenses; budgeting for insurance expenses; and preparing and filing proof of loss statements for insured claims. As compensation for the insurance services provided to the Company and its subsidiaries, the Company is obligated to pay to Risk Management a fee equal to 15% of the total annual cost of the Company's insurance program, payable monthly. In addition to the foregoing compensation, the Company is obligated to reimburse Risk Management for the cost of all travel, entertainment, telephone, and other expenses incurred by Risk Management in performing its services under the Insurance Agreement. Although the Company believes the terms of the Insurance Agreement are favorable, there can be no assurance that they are as favorable as the Company might have obtained from unaffiliated parties.

     During fiscal year 1999, the Company paid Risk Management Solutions, Inc. $44,000 under the insurance service agreement. Due to the Chapter 11 filing, on July 1, 1999, no payments are currently being made to Risk Management Solutions, Inc.

Indebtedness of Management

     In connection with the Acquisition, GSS Management LLC purchased a 6.67% limited partnership interest in GSS Acquisition for $1,000,000. GSS Management LLC financed its purchase from funds raised from its members (the "LLC Members") which include, among others, John D. Lefler (who invested an amount of $400,000) and Jack R. Collins (who invested an amount of $100,000), both of whom were executive officers of the Company. To finance their investment in GSS Management LLC, the LLC Members borrowed an aggregate of $750,000 from the Company on or prior to the closing of the Acquisition, such indebtedness being evidenced by a promissory note of each LLC Member bearing interest at a rate of 6.5% per annum, and becoming due on April 15, 2015 or on such earlier date upon the occurrence of certain events as stated in each such promissory note, including upon termination of employment for cause. To secure the indebtedness evidenced by the promissory note, the LLC Members have pledged their interest in GSS Management LLC to the Company. Mr. Lefler terminated his employment with the Company in December of 1998. Mr. Collin retired from employment with the Company in July of 1998. In exchange for forgiveness of debt incurred in the purchase of their interests in GSS Acquisitions, Mr. Lefler and Mr. Collins have agreed not to compete with the Company, to protect and preserve the confidential and proprietary information of the Company, to provide legal testimony on behalf of the Company and to relinquish all ownership claims of equity ownership in the Company. As a result of the forgiveness of debt clause in these non-compete agreements, the Company began amortizing these notes in fiscal year 1999. Amortization expense was $215,000 for fiscal year 1999.

Tax Sharing Agreement

     Holdings is the common parent of an "affiliated group" of corporations (as defined in the Internal Revenue Code of 1986, as amended (the "Code")), which includes the Company and its subsidiary. Pursuant to an Income Tax Expense Allocation Policy and Tax Sharing Agreement among Holdings and the Company and Alabama Structural Beam Acquisition Corp., its subsidiary (the "Tax Sharing Agreement"), the determination/allocation of income tax expense (current and deferred) among members of the affiliated group or subgroup shall, for purposes of the separate financial statements of the affiliated group or subgroup (or any member of the affiliated group or subgroup), be determined on a separate company basis as if the member computed its tax expense on a separate basis and, since the affiliated group has adopted the provisions of SFAS 109, (i) deferred taxes are allocated/recognized on a separate company basis for all affiliated group members that have temporary differences at the end of the relevant period, (ii) income tax expense (current and deferred) is allocated/recognized on a separate company basis for all affiliated group members irrespective of the fact that the affiliated group has no current or deferred tax expense and (iii) the determination/allocation of current and deferred income tax expense on a separate company basis is determined based on the principles of SFAS 109.

     Pursuant to the Tax Sharing Agreement, the affiliated group has elected to allocate the consolidated federal income tax liability of the affiliated group among the group's members such that each member will pay to Holdings the amount of its separately computed current tax expense as determined on a separate company basis, and the payment of such current tax expense will be determined irrespective of the fact that the affiliated group has no current tax expense, but after such income tax expense (current and deferred) has been allocated/recognized on a separate company basis for all affiliated group members irrespective of the fact that the affiliated group has no current or deferred tax expense.

                             ELECTION OF DIRECTORS

                                (Notice Item 1)

     Under the Company's By-Laws, the number of directors is fixed from time to time by the stockholders at their annual meeting, or at any special meeting called for that purpose, and directors serve in office until the next annual meeting of stockholders and until their successors have been elected and qualified.

     The number of Directors of the Company is currently fixed at ten members. There are three vacancies on the Board of Directors. Messrs. Robert Schaal, Robert W. Ackerman, Dale S. Okonow, Steven E. Karol, William S. Karol, Howard H. Stevenson, and Robert M. Wadsworth, are nominated for election at the Meeting to serve until the next annual meeting of stockholders and until their respective successors have been duly elected and qualified.

     Unless authority to vote for any of the nominees named above is withheld, the shares represented by the enclosed proxy will be voted FOR the election as directors of such nominees. In the event that any nominee shall become unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board of Directors may recommend in his place. The Board has no reason to believe that any nominee will be unable or unwilling to serve.

     A plurality of the votes cast by the shares entitled to vote at the Meeting at which a quorum is present when the vote is taken is required to elect each nominee as a director.

     THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF ROBERT SCHAAL, ROBERT W. ACKERMAN, DALE S. OKONOW, STEVEN E. KAROL, WILLIAM S. KAROL, HOWARD H. STEVENSON, AND ROBERT M. WADSWORTH, AS DIRECTORS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.


                             INDEPENDENT AUDITORS

                                (Notice Item 2)

     As discussed in the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on September 10, 1999, on September 2, 1999, Ernst & Young, LLP ("E&Y") resigned as the Company's independent accountant.

     The reports of E&Y on the Company's financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that E&Y's report on the Company's financial statements for the fiscal year ended October 31, 1998, included an explanatory paragraph describing an uncertainty regarding the Company's ability to continue as a going concern.

     In connection with the Company's financial statements for the two most recent fiscal years and any subsequent interim period, there were no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to the satisfaction of E&Y, would have caused E&Y to make reference to the subject matter of the disagreements in their report.

     There were no "reportable events" as that term is described in Item 304 (a)
(1) (v) of Regulation S-K.

     On September 3, 1999, the Company engaged Arthur Andersen LLP ("AA") as the Company's independent accountant. During the Company's two most recent fiscal years, and any interim period prior to engaging AA, neither the Company nor anyone acting on its behalf consulted AA regarding (i) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and no written report or oral advice was provided; or (ii) any matter that was the subject of disagreement (as defined in Item 304 (a) (1) (iv) and the related instructions of Regulation S-K) or reportable event (as described in Item 304 (a) (1) (v) of Regulation S-K).

     The audit committee of the Board of Directors of the Company approved the change in auditors on September 1, 1999.

     The Board of Directors has appointed Arthur Andersen LLP, independent auditors, to audit the consolidated financial statements of the Company for the fiscal year ending October 31, 2000. The Board proposes that the stockholders ratify this appointment. Arthur Andersen LLP audited the Company's consolidated financial statements for the fiscal year ended October 31, 1999. The Company expects that representatives of Arthur Andersen LLP will be present at the Meeting, with the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

     In the event that ratification of the appointment of Arthur Andersen LLP as the independent auditors for the Company is not obtained at the Meeting, the Board of Directors will reconsider its appointment.

     The affirmative vote of a majority of the shares represented at the Meeting at which a quorum is present and entitled to vote is required to ratify the appointment of the independent public accountants.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

                                 OTHER MATTERS

                                (Notice Item 3)

     The Board of Directors knows of no other business which will be presented to the Meeting. If any other business is properly brought before the Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.


                             STOCKHOLDER PROPOSALS

     To be considered for presentation at the next Annual Meeting of Stockholders to be held in 2001, stockholder proposals must be received, marked for the attention of: Dale S. Okonow, Secretary, Gulf States Steel, Inc. of Alabama, 174 South 26th Street, Gadsden, Alabama 35904, not later than October 13, 2000, subject to the provisions of rule 14a-8 under the Securities and Exchange Act of 1934.



     WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, YOU ARE URGED TO FILL OUT, SIGN, DATE AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE.

                              By order of the Board of Directors:

                              /s/ Dale S. Okonow
                              --------------------
                              Dale S. Okonow
                              Secretary


January 31, 2000

  The Company's Annual Report on Form 10-K for the fiscal year ended October 31, 1999 (other than exhibits thereto) filed with the Securities and Exchange Commission, which provides additional information about the Company, is available to beneficial owners of the Company's Common Stock without charge upon written request to Dale S. Okonow, Vice President and Secretary of Gulf States Steel, Inc. of Alabama, 174 South 26/th/ Street, Gadsden, Alabama 35904.

                      GULF STATES STEEL, INC. OF ALABAMA
                             174 SOUTH 26TH STREET
                            GADSDEN, ALABAMA 35904

     THIS PROXY IS BEING SOLICITED BY GULF STATES STEEL, INC. OF ALABAMA'S
                              BOARD OF DIRECTORS

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement dated January 31, 2000, in connection with the Annual Meeting to be held at 4:30 p.m. on Wednesday, March 8, 2000, at the offices of Watermill Ventures, Ltd., 800 South Street, Suite 355, Waltham, MA and hereby appoints Dale S. Okonow and Steven E. Karol, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the Common Stock of Gulf States Steel, Inc. of Alabama registered in the name provided herein which the undersigned is entitled to vote at the 2000 Annual Meeting of Stockholders, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in said Proxy.

This Proxy when executed will be voted in the manner directed herein. If no direction is made this Proxy will be voted FOR the election of Directors and FOR Proposal 2.

In their discretion the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof.

Election of Directors (or if any nominee is not available for election, such substitute as the Board of Directors may designate)

Nominees:  Robert Schaal, Robert W. Ackerman, Dale S. Okonow, Steven E. Karol,
           William S. Karol, Howard H. Stevenson, and Robert M. Wadsworth


                   [X] Please mark votes as in this example.

The Board of Directors recommends a vote FOR Proposals 1 and 2.

1. Election of Directors (See reverse). FOR ______   WITHHELD _______


                                        ____ For all nominees except as noted
                                             above.

2. Proposal to Ratify the Appointment of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending October 31, 2000.

     _____  FOR                     _____  AGAINST      _____  ABSTAIN

                        Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


                        Signature:_______________________  Date ________________


                        Signature:_______________________  Date ________________

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